EXHIBIT 10.7

                                 AMENDMENT NO. 1
                                       TO
             AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT
                               DATED JUNE 23, 1995
                  BY AND BETWEEN CONVEST ENERGY CORPORATION AND
                       EDISTO EXPLORATION & PRODUCTION CO.
                                       AND
                               BANK ONE, TEXAS, NA

               This Amendment No. 1 to Amended and Restated Secured Revolving Credit Agreement dated June 23, 1995 (this "First Amendment") by and among CONVEST ENERGY CORPORATION and EDISTO EXPLORATION & PRODUCTION CO. (collectively "Borrower"), BANK ONE, TEXAS, NA, a national banking association (the "Agent"), and the several banks from time to time parties to the "Credit Agreement" defined below (the "Banks") is entered into this 8th day of January 1997, to be effective as of September 30, 1996.

                              W I T N E S S E T H:

               Borrower, Banks and Agent entered into an Amended and Restated Secured Revolving Credit Agreement dated June 23, 1995 (as such may be further amended, modified, supplemented or restated, the "Credit Agreement").

               Borrower has requested that the Banks: (a) reestablish the Hydrocarbon Borrowing Base at $20,500,000 effective November 1, 1996 and at $19,150,000 effective December 1, 1996; (b) reestablish the amount of the monthly reduction to the Hydrocarbon Borrowing Base to $1,000,000 per month beginning January 1, 1997; (c) extend the Drawdown Termination Date; (d) amend certain financial covenants and ratios; (e) change the due date for various Commitment Fee payments; and (f) make certain other technical modifications; and the Banks have agreed to such request, subject to the terms and conditions of the Credit Agreement, as amended by this First Amendment.

               NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

        I.     AMENDMENTS TO CREDIT AGREEMENT.

        ARTICLE I, DEFINITIONS, is amended by adding the following definition:

               "FIRST AMENDMENT" means Amendment No. 1 to this Credit Agreement, executed by Borrower and the Banks on January 8, 1997.

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        ARTICLE I, DEFINITIONS, is further amended by revising the definition of
Drawdown Termination Date to read as follows:

               "DRAWDOWN TERMINATION DATE" shall mean the earlier to occur of
               (i) the date on which the Commitments shall terminate in accordance with ARTICLE 6 hereof or (ii) January 1, 1999.

        SECTION 2.02, DETERMINATION OF HYDROCARBON BORROWING BASE, is amended by adding the following text at the end of the first grammatical paragraph of such
Section:

               Effective as of November 1, 1996, the Hydrocarbon Borrowing Base is hereby established at $20,500,000, and effective as of December 1, 1996, the Hydrocarbon Borrowing Base is hereby reestablished at $19,150,000; and thereafter, the Hydrocarbon Borrowing Base shall be reduced by $1,000,000 monthly as of the first day of each month beginning January 1997, until the Hydrocarbon Borrowing Base and the monthly reduction amount are again redetermined pursuant to this SECTION 2.02.

        SECTION 2.05(B), COMMITMENT FEE, is amended by deleting the last sentence thereof and adding the following text in its place:

               The accrued and unpaid commitment fees shall be due and payable in arrears on the first Business Day of each calendar quarter, on the date of each reduction or termination of the Commitment on the amount of the Commitment so reduced or terminated, and on the Drawdown Termination Date.

        SECTION 5.11(A), MINIMUM CONSOLIDATED TANGIBLE NET WORTH, is hereby amended by deleting the text thereof in its entirety, and replacing it with the following:

                      (a) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Parent
               Co-Borrower will not permit at any time its Consolidated Tangible Net Worth as at the end of any calendar quarter beginning with the quarter ended September 30, 1996, to be less than $34,600,000, plus 60% of net income (if positive) subsequent to September 30, 1996, and 80% of increases in shareholder's equity resulting from the sale or issuance of equity subsequent to September 30, 1996, PROVIDED, HOWEVER, that any increase in shareholder's equity resulting from the issuance of equity for any asset other than cash shall be excluded when determining compliance with this covenant.

        EXHIBIT 1.01(A), SCHEDULE OF THE BANKS, COMMITMENT AMOUNTS AND PERCENTAGE SHARES, is hereby amended by: (a) changing the Commitment Amount set forth thereon for Bank One, Texas, National Association to $13,453,125.00, (b) changing the Commitment Amount set forth thereon for Compass Bank (formerly Compass Bank -

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Houston) to $7,046,875.00, and (c) changing the total under the Commitment
Amount column thereon to $20,500,000.00.

        II. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into this First Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article 3 of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

               A. The execution and delivery of this First Amendment and the performance by the Borrower of its obligations under this First Amendment are within the Borrower's power, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of any agreement binding upon the Borrower.

               B. The Credit Agreement as amended by this First Amendment represents the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

               C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

        III. DEFINED TERMS. Except as amended hereby, terms used herein that are defined in the Credit Agreement shall have the same meanings herein.

        IV. REAFFIRMATION OF CREDIT AGREEMENT. This First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

        V. ENTIRE AGREEMENT. The Credit Agreement, as hereby amended, embodies the entire agreement between the Borrower, the Agent and the Banks and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Credit Agreement as hereby amended and the other documents previously executed or executed of even date herewith.

        VI. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This First Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas.

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Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower, the Agent and the Banks, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this First Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

        VII. SEVERABILITY. Whenever possible each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

        VIII. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

        IX. SECTION CAPTIONS. Section captions used in this First Amendment are for convenience of reference only, and shall not affect the construction of this First Amendment.

        X. SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks, and the respective successors and assigns of the Agent and the Banks.

        XI. NON-APPLICATION OF CHAPTER 15 OF TEXAS CREDIT CODES. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Credit Agreement as hereby amended or any of the other Loan Documents or to the transactions contemplated hereby.

        XII. NOTICE. THIS FIRST AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

                                            BORROWERS:

                                            CONVEST ENERGY CORPORATION

                                            By: /s/ STEVEN G. IVES
                                                    Steven G. Ives
                                                    Assistant Controller


                                            EDISTO EXPLORATION & PRODUCTION CO.


                                            By: /s/ STEVEN G. IVES
                                                    Steven G. Ives
                                                    Assistant Controller


                                            AGENT:

                                            BANK ONE, TEXAS, NA


                                            By: /s/ JOHN B. LANE
                                                    John B. Lane
                                                    Vice President

                                            BANKS:

                                            BANK ONE, TEXAS, NA

                                            By: /s/ JOHN B. LANE
                                                    John B. Lane
                                                    Vice President

                                            COMPASS BANK

                                            By: /s/ KATHLEEN J. BOWEN
                                                    Kathleen J. Bowen
                                                    Vice President

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